UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2020

ZYNERBA PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37526	26-0389433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(Address of Principal Executive Offices)

(484) 581-7505

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐    Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐    Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYNE	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

On May 26, 2020, Zynerba Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it has had a poster titled “Cannabidiol Transdermal Gel for the Treatment of Fragile X Syndrome: Post Hoc Analysis of FAB-C and Pattern of Efficacy on Domains of the Aberrant Behavior Checklist-Community for FXS (ABC-CFXS) Through 116 Weeks of Treatment” accepted for inclusion on the American Academy of Neurology (“AAN”) annual meeting virtual platform.

On May 26, 2020, the Company issued a second press release announcing that it has had two additional posters accepted for inclusion on the AAN annual meeting virtual platform titled:

•	“Cannabidiol Transdermal Gel in Children and Adolescents with Developmental and Epileptic Encephalopathies: An Open-Label Clinical Trial (BELIEVE)”; and
•	“Quality of Life and Qualitative Caregiver Assessments in Children and Adolescents with Developmental and Epileptic Encephalopathies Treated With Cannabidiol Transdermal Gel: An Open-Label Clinical Trial (BELIEVE)”.

Copies of the two press releases are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

99.1	Press Release, dated May 26, 2020*
99.2	Press Release, dated May 26, 2020*

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2020

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Suzanne Hanlon
Name: Suzanne Hanlon
Title: Secretary, Vice President and General Counsel